Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hartville Group, Inc.
Canton, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 20, 2005, relating to the consolidated financial statements of Hartville Group, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Grand Rapids, Michigan

June 1, 2005

Consent of Independent Registered Public Accounting Firm

Hartville Group, Inc.
Canton, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 29, 2004 (except for Note 8 which is as of April 1, 2005) relating to the consolidated financial statements of Hartville Group, Inc. which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Pollard-Kelley Auditing Services, Inc.

Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
June 1, 2005